UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2009

THESTREET.COM, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-25779	06-1515824
(Commission File Number)	(IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR NEW YORK, NEW YORK 10005
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (212) 321-5000

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2009, TheStreet.com, Inc. (the “Company”) and Daryl Otte executed a term sheet stating the material terms and conditions related to Mr. Otte’s appointment as Chief Executive Officer (“CEO”) of the Company, a brief description of which terms and conditions was contained in a Current Report on Form 8-K filed by the Company on May 22, 2009 (the “5/22/09 Form 8-K”).  The 5/22/09 Form 8-K indicated that the Company subsequently would provide Mr. Otte a written grant letter or letters relating to a grant of restricted stock units (“RSUs”) under the Company’s 2007 Performance Incentive Plan (the “Plan”) and certain severance provisions.

 On June 9, 2009, the Company and Mr. Otte executed an agreement for grant of RSUs under the Plan and an agreement relating to payments that would be owed to Mr. Otte in the event of a change of control (as defined therein) or in the event of the termination of his employment under certain circumstances as set forth therein.  Pursuant to these agreements, (i) the Company granted Mr. Otte 650,000 RSUs payable in shares of the Company’s common stock under the Plan, vesting in the amount of 65,000 RSUs on each of the first four anniversaries of the date of grant and the balance on the fifth anniversary of the date of grant, subject to the following acceleration and forfeiture conditions: (A) any unvested RSUs or designated portions thereof will accelerate upon certain events, including a change of control of the Company or the termination of Mr. Otte’s employment by the Company without cause, by Mr. Otte with good reason or due to Mr. Otte’s death or disability, and (B) any unpaid (or, in certain circumstances, unvested) RSUs will be forfeited in certain events, including the termination of Mr. Otte’s employment by the Company for cause or by Mr. Otte without good reason prior to the fifth anniversary of his employment as CEO, or a breach by Mr. Otte of certain terms of the agreement, subject to claw-back by the Company in certain circumstances; and (ii) Mr. Otte will be entitled to receive cash payments in certain circumstances as follows, subject to the terms and conditions of the agreement: (A) prior to a change of control, in the event of termination of Mr. Otte’s employment by the Company without cause or by Mr. Otte for good reason, he will receive an amount equal to four weeks of base pay for each full year of service as full-time CEO plus 1.33 weeks of base pay for each full year of service as a Board member of the Company (“General Severance”) and (B) following a change of control that is consummated prior to November 30, 2011, if a direct result of events or efforts initiated prior to May 15, 2011,  he will receive an amount equal to two times the sum of his annual base pay plus target bonus (to be offset by any General Severance previously paid), which amounts may be grossed up based on the impact of certain excise taxes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET.COM, INC. (Registrant)

Date: June 11, 2009	By:	/s/ Gregory Barton
Gregory Barton
Executive Vice President, Business and Legal Affairs, General Counsel & Secretary